Exhibit 99.1

200 PEACH STREET
EL DORADO, AR 71730

MURPHY USA ANNOUNCES INDEPENDENT GROWTH PLAN
AND SHARE REPURCHASE PROGRAM

EL DORADO, Arkansas, January 25, 2016 – Murphy USA Inc. (NYSE:MUSA) announced the Company recently confirmed a shift in direction in its Walmart relationship that provides Murphy USA greater flexibility to develop sites independently. With this shift, the Board of Directors has authorized a strategic allocation of capital for the Company to pursue new additional independent growth opportunities and to undertake a share repurchase program of the Company’s common stock. The Board has authorized up to $500 million in total for the two capital programs through December 31, 2017.
The Company will continue to build Murphy Express branded stores at locations acquired from third parties, which achieve similar operational performance metrics as Murphy USA branded locations and represent over 50% of the Company's rapid store growth in the last five years. In addition, the Company has developed a large store format which will allow for higher impact growth from new locations going forward. To support this ongoing expansion within our core marketing areas and into new marketing areas, the Company will continue to invest in and grow its Midstream positions.

“Since our spin, we have strategically positioned Murphy USA to be a strong independent company that can achieve a high level of organic growth and shareholder returns with or without another large acquisition of store locations from Walmart," said Andrew Clyde, President and CEO. "Through our existing store pipeline, growing third party land bank, our business improvement initiatives that enhance our core fuels business and differentiated retail capabilities, and the strength of our balance sheet,

Corporate Website http://corporate.murphyusa.com                          NYSE:MUSA
Customer Website http://www.murphyusa.com

Murphy USA will continue to grow our base of value-seeking customers independently in both new and existing target markets with great clarity and confidence. Our share repurchase plan is a reflection of our confidence in the future and a commitment to maximizing shareholder value."
Walmart will have the ability to develop a proprietary gasoline program on Supercenter locations that are not currently supplied or committed to be supplied by Murphy USA.
The Company will continue to work closely with Walmart on existing Murphy USA locations and anticipates further collaboration opportunities in the future.

The timing and number of shares repurchased under the program will be determined by management at its discretion, and will depend on a number of factors, including compliance with the terms of our outstanding indebtedness, general market and business conditions, applicable legal requirements and other growth opportunities available to the Company. Murphy USA Inc. expects to use its balance sheet flexibility, operating cash flow and proceeds from the sale of non-core assets to fund the repurchase program.
Forward-Looking Statements
Certain statements in this news release contain or may suggest "forward-looking" information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainties, including, but not limited to anticipated store openings, fuel margins, merchandise margins, sales of RINs and trends in our operations.  Such statements are based upon the current beliefs and expectations of the company's management and are subject to significant risks and uncertainties.  Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: our ability to continue to maintain a good business relationship with Walmart; successful execution of our growth strategy, including our ability to realize the anticipated benefits from such growth initiatives, and the timely completion of construction associated with our newly planned stores which may be impacted  by the financial health of third parties; our ability to effectively manage our inventory, disruptions in our supply chain and our ability to control costs; the impact of any systems failures, cybersecurity and/or security breaches, including any security breach that results in theft, transfer or unauthorized disclosure of customer, employee or company information or our compliance with information security and privacy laws and regulations in the event of such an incident; successful execution of our information technology strategy; future tobacco or e-cigarette legislation and any other efforts that make purchasing tobacco products more costly or difficult could hurt our revenues and impact gross margins; efficient and proper allocation of our capital resources; compliance with debt covenants; availability and cost of credit; and changes in interest rates.  Our SEC reports, including our Annual Report on our Form 10-K for the year ended December 31, 2014 (filed February 27, 2015) and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015 (filed November 5, 2015) contain other information on these and other factors that could affect our financial results and cause actual

Corporate Website http://corporate.murphyusa.com                          NYSE:MUSA
Customer Website http://www.murphyusa.com

results to differ materially from any forward-looking information we may provide.  The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

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About Murphy USA
Murphy USA (NYSE:MUSA) is a leading retailer of gasoline and convenience merchandise with more than 1,300 stations located primarily in the Southwest, Southeast and Midwest United States. The company and its team of almost 10,000 employees serve an estimated 1.6 million customers each day through its network of retail gasoline stations in 24 states. The majority of Murphy USA's stations are located in close proximity to Walmart stores. The company also markets gasoline and other products at standalone stations under the Murphy Express brand. Ranked 202 among Fortune 500 companies, Murphy USA reported revenue of $15 billion in 2014.

Investor Contact:
Christian Pikul
Christian.Pikul@murphyusa.com
Cell – 870-677-0278
Office – 870-875-7683

Media/Public Relations Contact:
Jerianne Thomas
Jerianne.Thomas@murphyusa.com
Cell – 870-866-6321
Office – 870-875-7770

Corporate Website http://corporate.murphyusa.com                          NYSE:MUSA
Customer Website http://www.murphyusa.com